EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107519) of DiCon Fiberoptics, Inc. of our report dated May 11, 2005 relating to the financial statements of Global Fiberoptics, Inc. and the financial statement schedule, which appears in this Form 10-KSB.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Kaohsiung, Taiwan
June 28, 2005